As filed with the Securities and Exchange Commission on August 23, 2006

Registration No. 333- 115397

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 8

TO

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

NEW WORLD RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	5812	13-3690261
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

1687 Cole Boulevard

Golden, Colorado 80401

(303) 568-8000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jill B. W. Sisson, Esq.

General Counsel and Secretary

New World Restaurant Group, Inc.

1687 Cole Boulevard

Golden, Colorado 80401

(303) 568-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Mashenka Lundberg, Esq.

Holme Roberts & Owen LLP

1700 Lincoln Street, Suite 4100

Denver, Colorado 80203

(303) 861-7000

Approximate date of commencement of proposed sale to public:  Not applicable

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Deregistration of Unsold Securities

The registrant hereby deregisters all shares of common stock previously registered under this registration statement that remain unsold.  The registrant believes that all of the shares registered under this registration statement have been sold or, if shares remain unsold, such shares are eligible for resale under Rule 144 of the Securities Act of 1933, as amended. The warrants exercisable for the shares registered under this registration statement have expired.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Golden, State of Colorado, on August 23, 2006.

NEW WORLD RESTAURANT GROUP, INC.

By:	*
Paul J.B. Murphy, III
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities on August 23, 2006.

Signature	Title

*	President and Chief Executive Officer and Director
Paul J.B. Murphy, III	(Principal Executive Officer)

*	Chief Financial Officer
Richard P. Dutkiewicz	(Principal Financial and Accounting Officer)

*	Director
Michael W. Arthur

*	Director
E. Nelson Heumann

*	Director
James W. Hood

*	Director
Frank C. Meyer

*	Director
Leonard Tannenbaum

*	Director
S. Garrett Stonehouse, Jr.

* /s/ Jill B. W. Sisson, Attorney in Fact